Exhibit 23.1

Consent of Independent Accountants


WestCoast Hospitality Corporation
Spokane, Washington


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60791) of WestCoast Hospitality Corporation of our report dated February 5, 2003, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.



BDO Seidman, LLP
Spokane, Washington

March 31, 2003